UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

EACO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

5065 East Hunter Avenue

Anaheim, CA 92807

(Address of principal executive offices) (Zip Code)

(714) 876-2490

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 16, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors of EACO Corporation (the “Company”) approved the engagement of Haskell & White LLP (“Haskell”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ended August 31, 2021, effective as of February 17, 2022. Also on February 16, 2022, the Audit Committee dismissed Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm, effective as of February 17, 2022.

The report of Baker Tilly on the Company’s consolidated financial statements as of and for the fiscal year ended August 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. As previously disclosed by the Company, the Company has not filed the Annual Report on Form 10-K for the fiscal year ended August 31, 2021. Baker Tilly did not issue a report on the Company’s consolidated financial statements as of and for the fiscal year ended August 31, 2021.

During the two fiscal years ended August 31, 2021, and the subsequent interim period through February 17, 2022, there were no disagreements as described under Item 304(a)(1)(iv) of Regulation S-K with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference to the subject matter thereof in connection with its reports on the financial statements of the Company for such years. In addition, during the two fiscal years ended August 31, 2021 and the subsequent interim period through February 17, 2022, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K except the following events. As disclosed in Part I, Item 4 of the Company’s Form 10-Q for the quarters ended November 30, 2020 and May 31, 2021, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of each respective period due to the following material weakness: the Company did not maintain effective controls over the financial statement closing process, including manual journal entries recorded in the preparation of the financial statements related to lease accounts, and certain inventory and accrued liability accounts. The Company’s controls do not include multiple required levels of review and approval for manual journal entries. This deficiency did not result in a material revision of any of the Company’s previously issued financial statements. However, if not addressed, the deficiency could result in material misstatement in the future. Accordingly, the management of the Company has determined that this control deficiency constitutes a material weakness. Baker Tilly also advised management of the need to significantly expand the scope of our audit to include additional analysis and testing of key reports generated by the Company’s IT system. Baker Tilly had not completed its expanded procedures prior to its dismissal.

The Company has provided Baker Tilly with a copy of this Current Report on Form 8-K and requested that Baker Tilly furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Baker Tilly’s letter, dated February 23, 2022, is attached hereto as Exhibit 16.1.

During the two most recent fiscal years, and in the subsequent interim periods through February 17, 2022, neither the Company nor anyone acting on its behalf has consulted with Haskell regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Haskell concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

16.1 Letter from Baker Tilly US, LLP to the Securities and Exchange Commission dated February 23, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  February 23, 2022

EACO CORPORATION
By:	/S/ MICHAEL NARIKAWA
Michael Narikawa, Principal Accounting Officer